Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
11150 Santa Monica Boulevard
Suite 1600
Los Angeles, CA 90025
www.cbre.com

FOR IMMEDIATE RELEASE

For further information: Robert Sulentic Group President & Chief Financial Officer 310.405.8905	Nick Kormeluk Investor Relations 949.809.4308	Steve Iaco Corporate Communications 212.984.6535

CB RICHARD ELLIS GROUP, INC. REPORTS EARNINGS PER SHARE

OF $0.28 FOR THE FOURTH QUARTER AND $0.39 FOR THE FULL YEAR 2009

Los Angeles, CA — February 3, 2010 — CB Richard Ellis Group, Inc. (NYSE:CBG) today reported fourth-quarter 2009 diluted earnings per share of $0.21 on a U.S. GAAP basis, on revenue of $1.30 billion. The Company reported net income for the quarter of $64.3 million. Excluding selected charges(1), net income(2) for the fourth quarter would have totaled $86.0 million, or $0.28 per diluted share. Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)(3) for the fourth quarter totaled $167.1 million, which included $31.9 million(4) of selected charges.

These results compared with fourth quarter 2008 revenue of $1.28 billion, and a net loss of $1.1 billion, or $4.70 loss per diluted share, on a U.S. GAAP basis (driven by sizeable non-cash goodwill and other non-amortizable intangible asset impairments as well as other real estate investment impairments). Excluding selected charges, fourth-quarter 2008 net income would have totaled $87.7 million, or $0.37 per diluted share.  Fourth-quarter 2008 EBITDA of $121.5 million included $101.7 million(5) of selected charges.

“Fourth quarter results were by far our best for the year, and we achieved quarterly year-over-year top-line growth for the first time in seven quarters,” said Brett White, president and chief executive officer of CB Richard Ellis. “Stronger fourth-quarter performance is consistent with historical seasonal trends, which normally see us generate higher revenue and profits as the year progresses.  At the same time, macro market conditions — which showed anecdotal signs of stabilizing during the third quarter — have further improved, especially in Asia Pacific and parts of Europe, where results were strongest.  In the fourth quarter, all major geographies posted their best quarterly year-over-year revenue comparisons for the year. It is evident that our efforts to streamline our business and eliminate $600 million of operating costs over the past two years have helped us to convert more revenue to the bottom line.

“Over the past year, we made tremendous progress in improving our balance sheet and enhancing our financial strength,” Mr. White continued. “We negotiated maturity and amortization extensions on nearly $1 billion of bank debt and raised approximately $900 million of new capital, including $300 million of equity in November. These moves —

coupled with our cost containment initiatives and continued focus on business development and client service — position us to capitalize on market opportunities.”

During the fourth quarter of 2009, the Company saw investment sales activity rebound nicely in Europe and Asia Pacific compared with the year-ago quarter’s depressed levels. In the Americas, investment sales revenue grew for the first time in nine quarters, but at a more modest rate than in Europe and Asia Pacific.  Leasing results were also sharply higher in Asia Pacific, as that region leads the global economic recovery.

Reflecting the Company’s successful revenue diversification efforts, Europe and Asia Pacific also posted solid growth in contractually-based outsourcing businesses, including property and facilities management. While the Americas outsourcing business continues to expand its client base, corporate spending restraint continues to hamper revenue growth.

On a global basis, CB Richard Ellis signed long-term outsourcing contracts with seven new clients and renewed or expanded 17 existing contracts during the fourth quarter. For all of 2009, the Company secured 32 new outsourcing contracts and renewed or expanded 56 existing relationships, illustrating the continuing strong momentum for this line of business that was evident in 2008.

The U.S. property and facilities management business lines generated approximately $110 million of EBITDA, which comprised 30% of total Company EBITDA in 2009 — up from approximately $105 million, which comprised 23% of total company EBITDA in 2008.  This performance underscores the continued resilience of these business lines during a market downturn, and their significant contributions to the overall Company.

The Company also continued to seize opportunities resulting from the downturn in the marketplace.  For example, CB Richard Ellis has been appointed receiver for more than 20 million square feet of property in the U.S. and four million square feet in the U.K. The Company’s portfolio of distressed assets being marketed for sale in the U.S. grew to more than $5 billion at year-end 2009.

In addition, CB Richard Ellis was awarded a $2 billion sale and leaseback portfolio from the State of California in December. This is the largest disposition assignment currently in the marketplace, and an example of a long-term owner looking to monetize asset value.

2009 Full Year Results

For full year 2009, CB Richard Ellis produced diluted earnings per share of $0.12 on a U.S. GAAP basis, on revenue of $4.17 billion. U.S. GAAP net income totaled $33.3 million for the year. Excluding selected charges, net income totaled $109.8 million, or $0.39 per diluted share, for 2009. EBITDA for 2009 totaled $372.1 million, which included $81.8 million(6) of selected charges.

The comparable results for full year 2008 were revenue of $5.13 billion; a U.S. GAAP net loss of $1.0 billion, or $4.81 loss per diluted share (driven by significant non-cash goodwill and other non-amortizable intangible asset impairments as well as other real estate investment impairments); adjusted net income of $208.7 million, or $0.97 per diluted share, and EBITDA of $457.0 million.  The 2008 EBITDA included $144.2 million(7) of selected charges.

Balance Sheet Update

In November, the Company completed the sale of 28,289,960 shares of its Class A common stock, receiving gross proceeds of approximately $300 million. This capital-raise — coupled with other strategic actions taken during the course of the year — enabled the Company to lower its net debt by approximately $550 million in 2009 to approximately $1.4 billion at year-end. CB Richard Ellis’ leverage ratio under its credit agreement declined to 2.23x covenant EBITDA at year-end 2009 versus a maximum allowable ratio of 4.25x.

Fourth-Quarter 2009 Segment Results

Americas Region

Revenue for the Americas region, including the U.S., Canada and Latin America, was $769.3 million for the fourth quarter of 2009, compared with $824.6 million for the fourth quarter of 2008.  Operating income for the Americas region was $83.5 million for the fourth quarter of 2009, compared with a loss of $689.9 million for the same period of 2008.  The operating loss in the prior year was driven by a goodwill and other non-amortizable intangible asset impairment charge of $805.2 million.  EBITDA for this region totaled $103.3 million for the fourth quarter of 2009, compared with $133.8 million in last year’s fourth quarter.

EMEA Region

Revenue for the EMEA region, which mainly consists of operations in Europe, rose 8% to $287.1 million for the fourth quarter of 2009 from $266.5 million for the fourth quarter of 2008.  The EMEA region reported operating income of $48.4 million for the fourth quarter of 2009, compared with an operating loss of $103.4 million for the same period in 2008.  The operating loss in the fourth quarter of 2008 was attributable to a goodwill impairment charge of $138.6 million.  EMEA reported EBITDA of $49.0 million for the fourth quarter of 2009, compared with $39.3 million for last year’s fourth quarter.  These improved results reflect better business performance in several countries, particularly the United Kingdom, France, Italy and the Netherlands, and the benefit of cost reductions.

Asia Pacific Region

In the Asia Pacific region, which includes operations in Asia, Australia and New Zealand, revenue rose 43% to $177.0 million for the fourth quarter of 2009 from $123.6 million for the fourth quarter of 2008.  Operating income for the Asia Pacific region improved sharply to $23.8 million for the fourth quarter of 2009, up from $2.1 million for the same period of 2008.  EBITDA also increased significantly to $26.8 million for the fourth quarter of 2009 compared with $3.7 million for last year’s fourth quarter. These improved results reflect better business performance throughout the region, particularly in Australia and China.

Global Investment Management Business

In the Global Investment Management segment, which includes investment management operations in the U.S., Europe and Asia, revenue was little changed at $38.7 million for the fourth quarter of 2009, compared with $39.1 million in the fourth quarter of 2008.  The operating loss for the fourth quarter was $0.7 million compared with an operating loss of $27.8 million for the same period in 2008.  The prior-year fourth quarter was impacted by a goodwill impairment charge of $44.9 million, partially offset by a reversal of carried interest incentive compensation of $25.8 million.  Fourth-quarter 2009 EBITDA totaled negative $2.3 million, compared with negative EBITDA of $10.1 million in the prior year fourth quarter.  EBITDA was impacted by the net non-cash write downs associated with decreases in co-investment asset valuations of $3.6 million and $24.6 million for the three months ended December 31, 2009 and 2008, respectively.

Assets under management totaled $34.7 billion at the end of the fourth quarter, consistent with the third quarter of 2009 and down from $38.5 billion at year-end 2008.

Development Services

In the Development Services segment, which consists of real estate development and investment activities primarily in the U.S., revenue totaled $24.5 million for the fourth quarter of 2009, compared with $29.4 million for the fourth quarter of 2008.  Development Services posted an operating loss of $14.6 million for the fourth quarter of 2009, compared to a $236.0 million operating loss for the same period in 2008.  The operating loss in the prior-year period was impacted by a goodwill and other non-amortizable intangible asset impairment charge of $170.7 million, which did not recur in the current year.  In addition, the prior-year period included $59.3 million of other real estate investment impairment charges versus $9.2 million in the current year period.

Fourth-quarter 2009 EBITDA was negative $9.6 million, compared with negative EBITDA of $45.2 million in the prior year fourth quarter.  The improved EBITDA performance was primarily driven by lower non-cash write-downs of real estate assets in the current year.

Development projects in process as of December 31, 2009 totaled $4.7 billion, down 8% from the third quarter of 2009 and 16% from year-end 2008. The inventory of pipeline deals as of December 31, 2009 stood at $0.9 billion, down 64% from year-end 2008.

Future Earnings Prospects

Over the past two years, CB Richard Ellis has not provided any guidance regarding its short term earnings prospects. However, as the global economy begins to emerge from this unprecedented financial crisis and returns to what appears to be the beginning of a more “normal” operating environment, the Company feels it is appropriate to remind the investment community of its consistent and longstanding view of its operating leverage in a normal environment.  Notwithstanding years with unusual positive or negative influence upon revenues, CB Richard Ellis believes it should be able to deliver annual revenue growth in the 6-8% range, annual EBITDA growth in the 10-14% range and annual EPS growth in the 15-20% range.  While it is still far too early to describe 2010 as a normal operating environment, the Company’s initial expectation is that 2010 performance may be within these more typical ranges.

Conference Call Details

The Company’s fourth-quarter earnings conference call will be held on Thursday, February 4, 2010 at 10:30 a.m. Eastern Time.  A live webcast will be accessible through the Investor Relations section of the Company’s Web site at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 888-276-0007 for U.S. callers and 612-332-0228 for international callers.  A replay of the call will be available starting at 2:00 p.m. Eastern Time on February 4, 2010, and ending at midnight Eastern Time on February 11, 2010. The dial-in number for the replay is 800-475-6701 for U.S. callers and 320-365-3844 for international callers.  The access code for the replay is 144239.  A transcript of the call will be available on the Company’s Investor Relations Web site at www.cbre.com/investorrelations.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2009 revenue).  The Company has approximately 29,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. CB Richard Ellis has been named a BusinessWeek 50 “best in class” company for three years in a row. Please visit our Web site at www.cbre.com.

Note:  This release contains forward-looking statements within the meaning of the ‘‘safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations and financial performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this release.  Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.  Factors that could cause results to differ materially include, but are not limited to: general conditions of financial liquidity for real estate transactions; a protraction or worsening of the economic slow-down or recession we are currently experiencing in our principal operating regions; our leverage and our ability to perform under our credit facilities; commercial real estate vacancy levels; employment conditions and their effect on vacancy rates; property values; rental rates; interest rates; our ability to reduce expenditures to help offset lower revenues; realization of values in investment funds to offset related incentive compensation expense; our ability to leverage our platform to grow revenues and capture market share; our ability to retain and incentivize producers; the integration of our acquisitions and the level of synergy savings achieved as a result; our ability to maintain or enhance our operating leverage; and a decline in asset values in, or a reduction in earnings or cash flow from, our investment programs, as well as related litigation, liabilities and reputational harm.

Additional information concerning factors that may influence the Company’s financial information is discussed under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2008, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission.  Such filings are available publicly and may be obtained on the Company’s Web site at www.cbre.com or upon request from the CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.

(1) Selected charges include a tax true-up related to the write-off of financing costs incurred in connection with the credit agreement amendment entered into on March 24, 2009, amortization expense related to customer relationships resulting from acquisitions, integration costs related to acquisitions, cost-containment expenses and the write-down of impaired assets.

(2) A reconciliation of net income (loss) attributable to CB Richard Ellis Group, Inc. to net income attributable to CB Richard Ellis Group, Inc., as adjusted for selected items, is provided in the section of this release entitled “Non-GAAP Financial Measures.”

(3) The Company’s management believes that EBITDA is useful in evaluating its operating performance compared to that of other companies in its industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance.  As a result, the Company’s management uses EBITDA as a measure to evaluate the operating performance of various business segments and for other discretionary purposes, including as a significant component when measuring its operating performance under its employee incentive programs. Additionally, management believes EBITDA is useful to investors to assist them in getting a more accurate picture of the Company’s results from operations.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles (GAAP), and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income determined in accordance with GAAP.  Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

For a reconciliation of EBITDA to net income (loss) attributable to CB Richard Ellis Group, Inc. to the most comparable financial measure calculated and presented in accordance with GAAP, see the section of this press release titled “Non-GAAP Financial Measures.”

(4) Includes impairment of assets of $18.7 million, net of non-controlling interests (minority interest), cost-containment expenses of $11.9 million and integration costs related to acquisitions of $1.3 million, the majority of which related to the Trammell Crow Company acquisition.

(5) Includes impairment of assets of $73.8 million, cost containment expenses of $24.1 million and integration costs related to acquisitions of $3.8 million, the majority of which related to the Trammell Crow Company acquisition.

(6) Includes cost-containment expenses of $43.6 million, impairment of assets of $32.5 million, net of non-controlling interests (minority interest), and integration costs related to acquisitions of $5.7 million, the majority of which related to the Trammell Crow Company acquisition.

(7) Includes impairment of assets of $100.4 million, cost containment expenses of $27.4 million and integration costs related to acquisitions of $16.4 million, the majority of which related to the Trammell Crow Company acquisition.

CB RICHARD ELLIS GROUP, INC.

OPERATING RESULTS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

 (Dollars in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenue	$1,296,499	$1,283,284	$4,165,820	$5,128,817
Costs and expenses:
Cost of services	721,165	729,708	2,447,885	2,926,721
Operating, administrative and other	410,687	425,546	1,383,579	1,747,082
Depreciation and amortization	25,470	28,581	99,473	102,817
Goodwill and other non-amortizable intangible asset impairment	—	1,159,406	—	1,159,406
Total costs and expenses	1,157,322	2,343,241	3,930,937	5,936,026

Gain on disposition of real estate	1,268	4,932	6,959	18,740

Operating income (loss)	140,445	(1,055,025)	241,842	(788,469)

Equity loss from unconsolidated subsidiaries	15,843	54,208	34,095	80,130
Other income (loss)	3,880	(3,079)	3,880	(7,686)
Interest income	1,339	3,655	6,129	17,762
Interest expense	52,855	40,301	189,146	167,156
Write-off of financing costs	—	—	29,255	—

Income (loss) from continuing operations before provision (benefit) for income taxes	76,966	(1,148,958)	(645)	(1,025,679)
Provision (benefit) for income taxes	25,836	(13,683)	26,993	50,810
Income (loss) from continuing operations	51,130	(1,135,275)	(27,638)	(1,076,489)
Income from discontinued operations, net of income taxes	—	—	—	26,748
Net income (loss)	51,130	(1,135,275)	(27,638)	(1,049,741)
Less: Net loss attributable to non-controlling interests	(13,160)	(45,819)	(60,979)	(37,675)
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$64,290	$(1,089,456)	$33,341	$(1,012,066)

Basic income (loss) per share attributable to CB Richard Ellis Group, Inc. shareholders
Income (loss) from continuing operations attributable to CB Richard Ellis Group, Inc.	$0.22	$(4.70)	$0.12	$(4.86)
Income from discontinued operations, net of income taxes, attributable to CB Richard Ellis Group, Inc.	—	—	—	0.05
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$0.22	$(4.70)	$0.12	$(4.81)

Weighted average shares outstanding for basic income (loss) per share	298,570,778	231,756,165	277,361,783	210,539,032

Diluted income (loss) per share attributable to CB Richard Ellis Group, Inc. shareholders
Income (loss) from continuing operations attributable to CB Richard Ellis Group, Inc.	$0.21	$(4.70)	$0.12	$(4.86)
Income from discontinued operations, net of income taxes, attributable to CB Richard Ellis Group, Inc.	—	—	—	0.05
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$0.21	$(4.70)	$0.12	$(4.81)

Weighted average shares outstanding for diluted income (loss) per share	301,799,194	231,756,165	279,995,081	210,539,032

EBITDA (1)	$167,112	$121,494	$372,079	$457,021

(1)          Includes EBITDA related to discontinued operations of $16.9 million for the twelve months ended December 31, 2008.

CB RICHARD ELLIS GROUP, INC.

SEGMENT RESULTS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Americas
Revenue	$769,272	$824,593	$2,594,127	$3,209,820
Costs and expenses:
Cost of services	471,916	500,309	1,649,535	1,988,319
Operating, administrative and other	199,538	193,313	707,135	868,987
Depreciation and amortization	14,360	15,711	56,883	59,871
Goodwill and other non-amortizable intangible asset impairment	—	805,190	—	805,190
Operating income (loss)	$83,458	$(689,930)	$180,574	$(512,547)
EBITDA	$103,251	$133,768	$248,238	$345,243

EMEA
Revenue	$287,104	$266,540	$818,136	$1,080,725
Costs and expenses:
Cost of services	147,290	151,794	483,885	612,444
Operating, administrative and other	88,182	76,683	265,667	366,369
Depreciation and amortization	3,191	2,865	11,158	13,272
Goodwill impairment	—	138,631	—	138,631
Operating income (loss)	$48,441	$(103,433)	$57,426	$(49,991)
EBITDA	$49,009	$39,310	$66,545	$105,474

Asia Pacific
Revenue	$176,976	$123,632	$524,308	$558,183
Costs and expenses:
Cost of services	101,959	77,605	314,465	325,958
Operating, administrative and other	48,924	41,921	155,136	181,903
Depreciation and amortization	2,315	1,967	8,726	9,079
Operating income	$23,778	$2,139	$45,981	$41,243
EBITDA	$26,770	$3,719	$53,900	$48,357

Global Investment Management
Revenue	$38,671	$39,142	$141,445	$161,200
Costs and expenses:
Operating, administrative and other	38,096	20,212	119,878	120,401
Depreciation and amortization	1,255	1,829	4,901	4,182
Goodwill impairment	—	44,922	—	44,922
Operating (loss) income	$(680)	$(27,821)	$16,666	$(8,305)
EBITDA	$(2,285)	$(10,121)	$4,112	$(7,615)

Development Services
Revenue	$24,476	$29,377	$87,804	$118,889
Costs and expenses:
Operating, administrative and other	35,947	93,417	135,763	209,422
Depreciation and amortization	4,349	6,209	17,805	16,413
Goodwill and other non-amortizable intangible asset impairment	—	170,663	—	170,663
Gain on disposition of real estate	1,268	4,932	6,959	18,740
Operating loss	$(14,552)	$(235,980)	$(58,805)	$(258,869)
EBITDA (1)	$(9,633)	$(45,182)	$(716)	$(34,438)

(1)          Includes EBITDA related to discontinued operations of $16.9 million for the twelve months ended December 31, 2008.

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)                                     Net income attributable to CB Richard Ellis Group, Inc., as adjusted for selected items

(ii)                                  Diluted earnings per share attributable to CB Richard Ellis Group, Inc., as adjusted for selected items

(iii)                               EBITDA

The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods as well as presenting the effects of selected items in all periods presented.  The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of selected items that may obscure trends in the underlying performance of its business.

Net income attributable to CB Richard Ellis Group, Inc., as adjusted for selected items and diluted net income per share attributable to CB Richard Ellis Group, Inc. shareholders, as adjusted for selected items are calculated as follows (dollars in thousands, except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net income (loss) attributable to CB Richard Ellis Group, Inc.	$64,290	$(1,089,456)	$33,341	$(1,012,066)
Cost containment expenses, net of tax	7,394	16,431	27,110	18,429
Amortization expense related to customer relationships acquired, net of tax	1,847	2,776	7,379	8,824
Integration costs related to acquisitions, net of tax	768	3,538	3,495	11,007
Write-down of impaired assets, net of tax	11,676	47,802	20,293	67,467
Write-off of financing costs, net of tax	8	—	18,205	—
Goodwill and other non-amortizable intangible asset impairment, net of tax	—	1,095,986	—	1,095,986
Adjustment to tax expense as a result of a decline in the value of the assets in the Company’s Deferred Compensation Plan	—	10,634	—	19,065
Net income attributable to CB Richard Ellis Group, Inc., as adjusted	$85,983	$87,711	$109,823	$208,712

Diluted income per share attributable to CB Richard Ellis Group, Inc. shareholders, as adjusted	$0.28	$0.37	$0.39	$0.97

Weighted average shares outstanding for diluted income per share	301,799,194	234,044,397	279,995,081	214,510,842

EBITDA for the Company is calculated as follows (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net income (loss) attributable to CB Richard Ellis Group, Inc.	$64,290	$(1,089,456)	$33,341	$(1,012,066)
Add:
Depreciation and amortization(1)	25,470	28,581	99,473	102,909
Goodwill and other non-amortizable intangible asset impairment	—	1,159,406	—	1,159,406
Interest expense(2)	52,855	40,301	189,146	167,805
Write-off of financing costs	—	—	29,255	—
Provision (benefit) for income taxes(3)	25,836	(13,683)	26,993	56,853
Less:
Interest income(4)	1,339	3,655	6,129	17,886

EBITDA(5)	$167,112	$121,494	$372,079	$457,021

(1)          Includes depreciation and amortization related to discontinued operations of $0.1 million for the twelve months ended December 31, 2008.

(2)          Includes interest expense related to discontinued operations of $0.6 million for the twelve months ended December 31, 2008.

(3)          Includes provision for income taxes related to discontinued operations of $6.0 million for the twelve months ended December 31, 2008.

(4)          Includes interest income related to discontinued operations of $0.1 million for the twelve months ended December 31, 2008.

(5)          Includes EBITDA related to discontinued operations of $16.9 million for the twelve months ended December 31, 2008.

EBITDA for segments is calculated as follows (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Americas
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$23,867	$(716,864)	$4,121	$(660,394)
Add:
Depreciation and amortization	14,360	15,711	56,883	59,871
Goodwill and other non-amortizable intangible asset amortization	—	805,190	—	805,190
Interest expense	45,370	29,461	157,619	129,716
Write-off of financing costs	—	—	29,255	—
Royalty and management service income	(9,000)	(5,723)	(19,280)	(23,444)
Provision for income taxes	29,822	7,514	23,705	40,988
Less:
Interest income	1,168	1,521	4,065	6,684
EBITDA	$103,251	$133,768	$248,238	$345,243

EMEA
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$34,194	$(110,996)	$33,341	$(85,565)
Add:
Depreciation and amortization	3,191	2,865	11,158	13,272
Goodwill impairment	—	138,631	—	138,631
Interest expense	452	1,792	1,172	3,964
Royalty and management service expense	6,825	3,989	13,401	14,147
Provision for income taxes	4,361	3,578	7,861	24,686
Less:
Interest income	14	549	388	3,661
EBITDA	$49,009	$39,310	$66,545	$105,474

Asia Pacific
Net income attributable to CB Richard Ellis Group, Inc.	$25,619	$815	$29,131	$10,334
Add:
Depreciation and amortization	2,315	1,967	8,726	9,079
Interest expense	674	1,057	2,979	5,446
Royalty and management service expense	1,904	1,686	4,969	8,087
(Benefit) provision for income taxes	(3,640)	(1,774)	8,625	16,262
Less:
Interest income	102	32	530	851
EBITDA	$26,770	$3,719	$53,900	$48,357

Global Investment Management
Net loss attributable to CB Richard Ellis Group, Inc.	$(7,500)	$(55,351)	$(7,518)	$(60,536)
Add:
Depreciation and amortization	1,255	1,829	4,901	4,182
Goodwill impairment	—	44,922	—	44,922
Interest expense	1,242	707	4,289	2,495
Royalty and management service expense	271	48	910	1,210
Provision (benefit) for income taxes	2,457	(2,066)	2,031	1,124
Less:
Interest income	10	210	501	1,012
EBITDA	$(2,285)	$(10,121)	$4,112	$(7,615)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Development Services
Net loss attributable to CB Richard Ellis Group, Inc.	$(11,890)	$(207,060)	$(25,734)	$(215,905)
Add:
Depreciation and amortization (1)	4,349	6,209	17,805	16,505
Goodwill and other non-amortizable intangible asset amortization	—	170,663	—	170,663
Interest expense (2)	5,117	7,284	23,087	26,184
Benefit for income taxes (3)	(7,164)	(20,935)	(15,229)	(26,207)
Less:
Interest income (4)	45	1,343	645	5,678
EBITDA (5)	$(9,633)	$(45,182)	$(716)	$(34,438)

(1)          Includes depreciation and amortization related to discontinued operations of $0.1 million for the twelve months ended December 31, 2008.

(2)          Includes interest expense related to discontinued operations of $0.6 million for the twelve months ended December 31, 2008.

(3)          Includes provision for income taxes related to discontinued operations of $6.0 million for the twelve months ended December 31, 2008.

(4)          Includes interest income related to discontinued operations of $0.1 million for the twelve months ended December 31, 2008.

(5)          Includes EBITDA related to discontinued operations of $16.9 million for the twelve months ended December 31, 2008.

CB RICHARD ELLIS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,	December 31,
	2009	2008
Assets:
Cash and cash equivalents	$741,557	$158,823
Restricted cash	46,797	36,322
Receivables, net	775,929	751,940
Warehouse receivables (1)	315,033	210,473
Real estate assets (2)	693,442	790,825
Goodwill and other intangibles, net	1,629,276	1,563,270
Investments in and advances to unconsolidated subsidiaries	135,596	145,726
Deferred compensation assets	4,660	229,829
Other assets, net	697,116	839,206
Total assets	$5,039,406	$4,726,414
Liabilities:
Current liabilities, excluding debt	$989,491	$979,233
Warehouse lines of credit (1)	312,872	210,473
Revolving credit facility	21,050	25,765
Senior secured term loans	1,683,610	2,073,750
Senior subordinated notes, net	436,502	—
Other debt (3)	6,541	13,498
Notes payable on real estate (4)	551,277	617,663
Deferred compensation liability	—	244,924
Other long-term liabilities	253,768	215,385
Total liabilities	4,255,111	4,380,691

CB Richard Ellis Group, Inc. stockholders’ equity	629,122	114,686
Non-controlling interests	155,173	231,037
Total equity	784,295	345,723

Total liabilities and stockholders’ equity	$5,039,406	$4,726,414

(1)          Represents loan receivables, substantially all of which are offset by the related non-recourse warehouse line of credit facility.

(2)          Includes real estate and other assets held for sale, real estate under development and real estate held for investment.

(3)          Includes a non-recourse revolving credit line balance of $5.5 million and $8.0 million in Development Services as of December 31, 2009 and 2008, respectively.

(4)          Represents notes payable on real estate in Development Services of which $3.5 million and $4.1 million are recourse to the Company as of December 31, 2009 and 2008, respectively.